UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  MAY 14, 2004

                             PURE CYCLE CORPORATION
             (Exact name of registrant as specified in its charter)


                 DELAWARE                  0-8814              84-0705083
    (State or other jurisdiction of     (Commission         (I.R.S. Employer
     incorporation or organization)     File Number)     Identification Number)


             8451 DELAWARE STREET,                              80260
                  THORNTON, CO                                (Zip Code)
    (Address of principal executive offices)


       Registrant's telephone number, including area code: (303) 292-3456


                                    NO CHANGE
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     On May 17, 2004, the Company announced that it has entered into a long-term contract to provide water service to the Hills at Sky Ranch, a planned unit development in unincorporated Arapahoe County. Plans for the Hills at Sky Ranch provide for approximately 850 residences along with parks, open space and neighborhood retail and commercial areas. The Hills at Sky Ranch is situated on 160 acres located about 8 miles south of Denver International Airport and adjoins the 760-acre, 4,000 dwelling unit Sky Ranch development to which the Company will also provide water service. The press release is filed herewith as
Exhibit 99.1 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial statements by businesses acquired.

     Not Applicable.

(b)  Pro forma financial information.

     Not Applicable.

(c)  Exhibits.

     EXHIBIT   DESCRIPTION
      NO.
     ------    -----------------------------------------------------------------
     10.1      Water  Service Agreement for the Hills at Sky Ranch dated May 14,
               2004 among Icon Land II, LLC, a Colorado limited liability company, the Company, and Rangeview Metropolitan District.
     99.1      Press Release dated May 17, 2004

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: May 19, 2004


                                           PURE CYCLE CORPORATION


                                           By: /s/ Mark W. Harding
                                              -------------------------------
                                              Mark W. Harding
                                              President

                                  EXHIBIT INDEX

     EXHIBIT   DESCRIPTION
      NO.
     ------    -----------------------------------------------------------------
     10.1      Water  Service Agreement for the Hills at Sky Ranch dated May 14,
               2004 among Icon Land II, LLC, a Colorado limited liability company, the Company, and Rangeview Metropolitan District.
     99.1      Press Release dated May 17, 2004.